Exhibit 99.2
All cash offer for Petrohawk Adding to BHP Billiton's Tier 1, growth portfolio Marius Kloppers Chief Executive Officer, BHP Billiton J. Michael Yeager Chief Executive, BHP Billiton Petroleum Floyd C. Wilson Chairman and CEO, Petrohawk Energy Corporation 15 July 2011

Disclaimer BHP Billiton, All Cash Offer for Petrohawk, 15 July 2011 Slide 2 The tender offer described in this presentation (the "Offer") has not yet commenced, and this presentation is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Petrohawk Energy Corporation ("Petrohawk") or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the "SEC"). The offer to purchase shares of Petrohawk common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by North America Holdings II Inc., BHP Billiton Petroleum (North America) Inc., and BHP Billiton Limited, and the solicitation/recommendation statement will be filed with the SEC by Petrohawk. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to MacKenzie Partners, Inc. at (212) 929- 5500 or toll-free at (800) 322-2885. Cautionary Statement Regarding Forward-Looking Statements This presentation may contain, in addition to historical information, certain forward-looking statements regarding future events, conditions, circumstances or the future financial performance of BHP Billiton Limited and their affiliates, including North America Holdings II Inc. and BHP Billiton Petroleum (North America) Inc. (collectively, the "BHP Billiton Group"), Petrohawk or the enlarged BHP Billiton Group following completion of the Offer, the merger and other related transactions (the "Transactions"). Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "expects," "expected," "scheduled," "estimates," "intends," "anticipates" or "believes," or variations of such words and phrases or state that certain actions, events, conditions, circumstances or results "may," "could," "would," "might" or "will" be taken, occur or be achieved. Such forward-looking statements are not guarantees or predictions of future performance, and are subject to known and unknown risks, uncertainties and other factors, many of which are beyond our control, that could cause actual results, performance or achievements of any member of the BHP Billiton Group or the enlarged BHP Billiton Group following completion of the Transactions to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include: (i) the risk that not all conditions of the Offer or the merger will be satisfied or waived, (ii) beliefs and assumptions relating to available borrowing capacity and capital resources generally, (iii) expectations regarding environmental matters, including costs of compliance and the impact of potential regulations or changes to current regulations to which Petrohawk or any member of the BHP Billiton Group is or could become subject, (iv) beliefs about oil and gas reserves, (v) anticipated liquidity in the markets in which Petrohawk or any member of the BHP Billiton Group transacts, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties, (vi) beliefs and assumptions about market competition and the behavior of other participants in the oil and gas exploration, development or production industries, (vii) the effectiveness of Petrohawk's or any member of the BHP Billiton Group's strategies to capture opportunities presented by changes in prices and to manage its exposure to price volatility, (viii) beliefs and assumptions about weather and general economic conditions, (ix) beliefs regarding the U.S. economy, its trajectory and its impacts, as well as the stock price of each of Petrohawk and BHP Billiton Ltd., (x) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability, (xi) expectations regarding Petrohawk's or any member of the BHP Billiton Group's revolver capacity, credit facility compliance, collateral demands, capital expenditures, interest expense and other payments, (xii) Petrohawk's or any member of the BHP Billiton Group's ability to efficiently operate its assets so as to maximize its revenue generating opportunities and operating margins, (xiii) beliefs about the outcome of legal, regulatory, administrative and legislative matters, (xiv) expectations and estimates regarding capital and maintenance expenditures and its associated costs and (xv) uncertainties associated with any aspect of the Transactions, including uncertainties relating to the anticipated timing of filings and approvals relating to the Transactions, the outcome of legal proceedings that may be instituted against Petrohawk and/or others relating to the Transactions, the expected timing of completion of the Transactions, the satisfaction of the conditions to the consummation of the Transactions and the ability to complete the Transactions. Many of these risks and uncertainties relate to factors that are beyond the BHP Billiton Group's ability to control or estimate precisely, and any or all of the BHP Billiton Group's forward-looking statements may turn out to be wrong. The BHP Billiton Group cannot give any assurance that such forward-looking statements will prove to have been correct. The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. The BHP Billiton Group disclaims any intention or obligation to update or revise any forward- looking statements, whether as a result of new information, future events, conditions, circumstances or otherwise, except as required by applicable law. Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of any member of the BHP Billiton Group, Petrohawk or the enlarged BHP Billiton Group following completion of the Offer, the merger and other related transactions unless otherwise stated.

Adding to BHP Billiton's Tier 1, growth portfolio All cash, recommended offer for 100% of Petrohawk Energy Corporation Further underpins our objective to be represented across the full energy product offering as the world's energy mix evolves Leverages diverse experience across both the energy and minerals industries and is consistent with our upstream strategy A substantial cash premium recognises the value of Petrohawk's growth opportunities Financed with existing cash resources and a new credit facility We will maintain our solid A credit rating and progressive dividend policy EPS accretive in the first full year of consolidation Targeted transaction close in the third quarter of calendar year 2011 BHP Billiton, All Cash Offer for Petrohawk, 15 July 2011 Slide 3

BHP Billiton is a natural owner of large, long-life, high margin shale assets BHP Billiton, All Cash Offer for Petrohawk, 15 July 2011 Slide 4 Shales are entering a new stage of the development cycle Industry restructuring will unlock significant future value Ultimate success requires a sustainable approach to growth An excellent strategic fit for BHP Billiton

J. Michael Yeager Chief Executive, BHP Billiton Petroleum 15 July 2011

Substantial premium recognises the value of Petrohawk's growth opportunities BHP Billiton, All Cash Offer for Petrohawk, 15 July 2011 Slide 6 Total enterprise value of approximately US$15.1 billion including approximately US$3.0 billion of assumed net debt(1) Agreed price of US$38.75 per share 49.5% premium to the 30-trading day prior price(2) Petrohawk's Board of Directors has approved the transaction and unanimously recommended that stockholders tender their shares 1,000,000 net acres(3), estimated 2011 net production of 950 MMcfe/d (158 Mboe/d) and 35 Tcfe total risked resource base US$0.39 per Mcfe for total risked resources(4) Debt as at 30 June 2011 of approximately US$3.8 billion less approximately US$800 million proceeds from sale of midstream assets; does not include penalties associated with the early retirement of Petrohawk's debt facilities. Based on a share price of US$25.92, as at close on 1 June 2011. Includes 325,000 net acres in the Permian. Excludes Midstream and Permian assets.

Targeting close third quarter 2011 BHP Billiton, All Cash Offer for Petrohawk, 15 July 2011 Slide 7 Targeted closing in the third quarter of 2011 Tender offer to commence by 25 July, open for a minimum of 20 business days Closing is subject to required regulatory approvals, the tender of at least a majority of Petrohawk's common shares, and certain other customary conditions and provisions Following completion of the tender offer, a "second step" merger to acquire 100% of Petrohawk's outstanding common shares Sign Merger Agreement Commence Tender Offer Close Transaction Third Quarter of 2011 By 25 July 14 July EVENT EXPECTED DATE

Floyd C. Wilson Chairman and CEO, Petrohawk Energy Corporation 15 July 2011

J. Michael Yeager Chief Executive, BHP Billiton Petroleum 15 July 2011

Strong market fundamentals BHP Billiton, All Cash Offer for Petrohawk, 15 July 2011 Slide 10 US natural gas supply(1) (Bcf/d) US natural gas demand(1) (Bcf/d) The US gas market is the largest in the world An interconnected pipeline system allows for the efficient delivery of gas throughout the country Demand continues to grow, led by the power sector Shale gas has fundamentally altered the supply mix and is forecast to be ~50% of total US production by 2030 Natural gas is a preferred fuel in a low carbon world (1) Source: WoodMackenzie (CHART) (CHART) Shale Gas

Petrohawk - a proven growth profile BHP Billiton, All Cash Offer for Petrohawk, 15 July 2011 Slide 11 Headquartered in Houston with approximately 650 employees Concentrated portfolio of high quality assets in Texas and Louisiana Approximately one million net acres, with estimated 2011 net production of 950 MMcfe/d (158 Mboe/d) Proved reserves of approximately 3.4 Tcfe, from a total risked resource base of approximately 35 Tcfe Strong production growth, with the vast majority of resources still to be developed and produced Liquids-rich Permian Basin highly prospective Liquids area Dry gas area Eagle Ford Assets Haynesville and Lower Bossier Assets Permian Assets (CHART) Strong production growth (Mboe/d, net) Large resource base (TCF, risked, net) (CHART)

Haynesville & Lower Bossier BHP Billiton, All Cash Offer for Petrohawk, 15 July 2011 Slide 12 Two shale gas reservoirs occupying the same geographic space at different depths Strong position in the core of the play Estimated 345,000 net risked acres Largest acreage holder in highest productivity, core area of the play Estimated 2011 net production of approximately 650 MMcf/d Risked resource base of approximately 22 Tcf Direct access to an extensive gas pipeline network with ample capacity to support production growth (CHART) Quality acreage position Sections with EURs > 8 Bcf Acreage outside productive area not part of net risked acres Petrohawk (CHART) Haynesville production (MMcf/d, net)

Eagle Ford BHP Billiton, All Cash Offer for Petrohawk, 15 July 2011 Slide 13 Liquids rich shale play with significant scale and superior returns De-risked but still early in the development cycle Excellent acreage position Estimated 332,000 net acres Black Hawk performance and economics superior to all other operators and regions in the play(1) Hawkville ~50% acreage with liquids Estimated 2011 net production of approximately 210 MMcfe/d (35 Mboe/d) Risked resource base of approximately 13.5 Tcfe (CHART) Eagle Ford production (MMcfe/d, net) (1) Source: Investment Technology Group (ITG), 24 June 2011 Report.

Permian BHP Billiton, All Cash Offer for Petrohawk, 15 July 2011 Slide 14 New liquids-rich core shale area recently acquired by Petrohawk Estimated 325,000 net acres Primarily oil Significant portions de-risked 90% operated Highly scalable Very positive early results Value risked as prospective acreage, with significant upside potential West Texas Permian Delaware Basin South Midland Basin North Midland Basin

Committed to sustainable development BHP Billiton, All Cash Offer for Petrohawk, 15 July 2011 Slide 15 The technology used in shale development is safe when coupled with sound operating practices; and it continues to improve Regulations continue to evolve at the federal and state levels, with ongoing initiatives seeking to protect the environment, while continuing to support shale development BHP Billiton fully supports greater transparency and disclosure, and has joined more than 20 other companies to voluntarily disclose the chemical additives used in the hydraulic fracturing process BHP Billiton remains committed to environmental responsibility wherever it operates

Strong returns and significant development potential BHP Billiton, All Cash Offer for Petrohawk, 15 July 2011 Slide 16 Long life, expandable nature of shale perfectly complements our existing portfolio and strategic capability in the deep water Individual shale wells can provide strong financial returns on a stand-alone basis, with payback typically under one year We are well positioned to leverage our strengths in drilling and project management Offshore Oil and Gas Shale Geologic risk Yes No Time to first production 5+ years Months Payback Years Months Flexibility Limited Significant Expandability Limited Substantial

BHP Billiton will unlock full potential BHP Billiton, All Cash Offer for Petrohawk, 15 July 2011 Slide 17 Petrohawk's announced 2011 capital budget is US$2.85 billion BHP Billiton's strong balance sheet and financial flexibility expected to unlock full potential: Significant increase in capital spend Simultaneous development of the Eagle Ford, the Haynesville, and possibly the Permian Acceleration of production volumes Long term investment though the business cycle (CHART) Acceleration of Petrohawk's development spend (US$ millions, net, real) Range of anticipated, accelerated development spend

Substantial volume growth ahead BHP Billiton, All Cash Offer for Petrohawk, 15 July 2011 Slide 18 Petroleum expected to become a one million barrel per day business within 5 years Sustained volume growth expected through the rest of the decade, in combination with existing pipeline of growth projects: Fayetteville ramp-up Deepwater Gulf of Mexico LNG projects in Western Australia (CHART) Long term production growth (Mboe/d, net) 10%+ production CAGR BHP Billiton Petroleum BHP Billiton Petroleum post-acquisition

(CHART) A significant resource acquisition BHP Billiton, All Cash Offer for Petrohawk, 15 July 2011 Slide 19 Petrohawk acquisition more than doubles Petroleum's existing resource base and increases proved reserves by approximately 30% In a single year BHP Billiton Petroleum's resource base will grow by more than 300% to 11 billion barrels of oil equivalent BHP Billiton Petroleum becomes one of the 10 largest independent upstream oil and gas companies in the world based on total resources (CHART) Combined net risked resources (MMboe) Proved Reserves Non-Proved Resource Potential 3.7 Billion BOE 1.7 Billion BOE 5.9 Billion BOE 11.3 Billion BOE Independent upstream oil and gas companies by resources(1) (Billions of barrels oil equivalent) (1) Source: WoodMackenzie Chesapeake, BG, Devon, Anadarko Marathon, Hess, Woodside Pre-Acquisition Post-Acquisition BHP Billiton Petroleum

A compelling premium for Tier 1 assets and strong organisational capability BHP Billiton, All Cash Offer for Petrohawk, 15 July 2011 Slide 20 All cash offer of US$38.75 per share, implying a total equity value of approximately US$12.1 billion Provides value certainty and immediate liquidity to Petrohawk shareholders at a compelling premium 49.5% to 30-trading day prior price(1) 41.2% to 52-week high(2) Well above average analyst target price of US$32.37 per share Based on a share price of US$25.92, as at close on 1 June 2011 52-week intraday high of US$27.45, which occurred on 1 June 2011 Based on the average of 27 current broker target prices as of 13 July 2011 Compelling premium (US$ per share) (CHART) Offer price: US$38.75 per share 61.9% 49.5% 41.2% Average $32.37 (3)

Organisational capability BHP Billiton, All Cash Offer for Petrohawk, 15 July 2011 Slide 21 Organisational capability has been the driving force behind Petrohawk's success Entrepreneurial spirit - pioneer at the Haynesville and Eagle Ford shales Excellent operating performance and strong functional support teams We are committed to maintaining this capability and all Petrohawk employees will be encouraged to continue employment at BHP Billiton Employee retention program underway Transition will be phased to ensure a safe and effective integration, with minimal business disruption

Deal summary BHP Billiton, All Cash Offer for Petrohawk, 15 July 2011 Slide 22 Excellent strategic fit, fully consistent with our Tier 1 strategy Complements our recent Fayetteville shale acquisition and adds to portfolio diversity Significant increase in resources with sustained production growth ahead Plays to our strengths in drilling, project management and safe operations Employee retention program in place Targeted transaction close expected in third quarter 2011

Marius Kloppers Chief Executive Officer, BHP Billiton 15 July 2011

Adding to BHP Billiton's Tier 1, growth portfolio BHP Billiton, All Cash Offer for Petrohawk, 15 July 2011 Slide 24 Substantial premium represents a unique opportunity for Petrohawk shareholders and recognises the growth opportunities in its portfolio The world will continue to adjust and adapt its energy mix. As a customer focused organisation, we need to meet our customer's changing energy needs BHP Billiton is a natural owner of these large, long life, high margin shale assets We can competitively fund accelerated investment in growth Our commitment to sustainable development and technical innovation will be equally important as the industry matures over the decades to come People are core to the success of our company and we look forward to working with and welcoming Petrohawk's highly skilled employees into BHP Billiton

Reserves disclaimer BHP Billiton, All Cash Offer for Petrohawk, 15 July 2011 Slide 25 The SEC permits oil and gas companies to disclose only proved, probable or possible reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. BHP Billiton uses the term "non-proved resources base" in this presentation to refer to reserves other than proved, probable or possible reserves, which the SEC's guidelines strictly prohibit us from including in filings with the SEC, except in connection with an acquisition. This term includes estimates which are not yet classified as proved, probable or possible reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. Non-proved resources base refers to internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers and do not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves. Actual quantities that may be ultimately recovered from these properties will differ substantially. Factors affecting ultimate recovery include the scope of the ongoing drilling program, which will be directly affected by the availability of capital, drilling and production costs, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals and other factors; and actual drilling results, including geological and mechanical factors affecting recovery rates. Estimates of the non- proved resources base may change significantly as development provides additional data.